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                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                        NATURAL MICROSYSTEMS CORPORATION

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                       Dated as of ________________, 2000

                           SUPPLEMENTING THE INDENTURE

                           DATED AS OF _________, 2000

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                                TABLE OF CONTENTS

ARTICLE ONE              DEFINITIONS..............................................................................1
   Section 1.01.         Definitions..............................................................................1

ARTICLE TWO              THE NOTES................................................................................5
   Section 2.01.         Designation, Form and Dating.............................................................5
   Section 2.02.         Execution and Authentication.............................................................5
   Section 2.03.         Registrar, Paying Agent and Conversion Agent.............................................5
   Section 2.04.         Paying Agent to Hold Money in Trust......................................................6
   Section 2.05.         Transfer and Exchange....................................................................6
   Section 2.06.         Treasury Notes...........................................................................8

ARTICLE THREE            REDEMPTION AND REPURCHASE................................................................8
   Section 3.01.         Company's Right of Optional Redemption...................................................8
   Section 3.02.         Election to Redeem; Notice to Trustee....................................................9
   Section 3.03.         Selection of Notes to Be Redeemed........................................................9
   Section 3.04.         Notice of Redemption.....................................................................9
   Section 3.05.         Deposit of Redemption Price.............................................................10
   Section 3.06.         Notes Payable on Redemption Date........................................................10
   Section 3.07.         Conversion Arrangement on Call for Redemption...........................................10
   Section 3.08.         Repurchase of Notes At Option of the Holder upon Change in Control......................11
   Section 3.09.         Notice; Method of Exercising Repurchase Right...........................................14
   Section 3.10.         Effect of Repurchase Notice.............................................................16
   Section 3.11.         Deposit of Repurchase Price.............................................................16
   Section 3.12.         Notes Repurchased in Part...............................................................18
   Section 3.13.         Compliance with Securities Laws upon Repurchase of Notes................................18
   Section 3.14.         Repayment to the Company................................................................18

ARTICLE FOUR             CONVERSION..............................................................................18
   Section 4.01.         Conversion Privilege....................................................................18
   Section 4.02.         Conversion Procedure....................................................................19
   Section 4.03.         Adjustments Below Par Value.............................................................20
   Section 4.04.         Taxes on Conversion.....................................................................20
   Section 4.05.         Company to Provide Stock................................................................21
   Section 4.06.         Adjustment of Conversion Price..........................................................21
   Section 4.07.         No Adjustment...........................................................................26
   Section 4.08.         Equivalent Adjustments..................................................................26
   Section 4.09.         Adjustment for Tax Purposes.............................................................26
   Section 4.10.         Notice of Adjustment....................................................................26
   Section 4.11.         Notice of Certain Transactions..........................................................27
   Section 4.12.         Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.......27
   Section 4.13.         Trustee's Disclaimer....................................................................29
   Section 4.14.         Voluntary Reduction.....................................................................29


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ARTICLE FIVE             SUBORDINATION...........................................................................29
   Section 5.01.         Notes Subordinated to Senior Indebtedness...............................................29
   Section 5.02.         Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                         Liquidation, Reorganization,  Etc., of the Company......................................30
   Section 5.03.         Noteholders to be Subrogated to Right of Holders of Senior Indebtedness.................31
   Section 5.04.         Obligations of the Company Unconditional................................................31
   Section 5.05.         Company Not to Make Payment With Respect to Notes in Certain Circumstances..............32
   Section 5.06.         Notice to Trustee.......................................................................33
   Section 5.07.         Application by Trustee of Monies Deposited With It......................................33
   Section 5.08.         Subordination Rights Not Impaired by Acts or Omissions of Company or Holders
                         of Senior Indebtedness..................................................................34
   Section 5.09.         Trustee to Effectuate Subordination.....................................................34
   Section 5.10.         Right of Trustee to Hold Senior Indebtedness............................................34
   Section 5.11.         Article 5 Not to Prevent Events of Default..............................................34
   Section 5.12.         No Fiduciary Duty Created to Holders of Senior Indebtedness.............................35
   Section 5.13.         Article Applicable to Paying Agents.....................................................35
   Section 5.14.         Certain Conversion Deemed Payment.......................................................35

ARTICLE SIX              COVENANTS...............................................................................36
   Section 6.01.         Payment of Notes........................................................................36
   Section 6.02.         Liquidation.............................................................................36

ARTICLE SEVEN            DEFAULT AND REMEDIES....................................................................37
   Section 7.01.         Events of Default.......................................................................37

ARTICLE EIGHT            DISCHARGE OF INDENTURE..................................................................38
   Section 8.01.         Discharge...............................................................................38


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FIRST SUPPLEMENTAL INDENTURE, dated as of __________, 2000 (the "First
Supplemental Indenture"), between Natural MicroSystems Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee"), under the Indenture dated as of _________, 2000 between the Company and the Trustee (the "Indenture").

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidences of indebtedness (the "Securities") to be issued from time to time in one or more series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment and issuance of a new series of its Securities to be known as its [___]% Convertible Subordinated Notes due 2005 (the "Notes"), in the initial aggregate principal amount of $201,250,000, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects and the Company has requested that the Trustee execute and deliver this First Supplemental Indenture:

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.       DEFINITIONS.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)      the singular includes the plural and vice versa;


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         (d)      except as otherwise provided,a reference to a Section or
                  Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f)      the following terms have the meanings given to them in this
                  Section 1.01(f) or in the Section referenced:

                  "Aggregate Market Premium" shall have the meaning set forth in Section 4.06(d).

                  "Beneficial owner" shall have the meaning set forth in Section 3.08(c),

                  "Change in Control" shall have the meaning set forth in
         Section 3.08(c).

                  "Closing Price Per Share" shall have the meaning set forth in
         Section 3.08(c).

                  "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 4.12, however, shares issuable on conversion of Notes shall include only shares of Common Stock, $0.01 par value per share (which is the class designated as Common Stock of the Company at the date of this First Supplemental Indenture), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company Benefit Plan" shall have the meaning set forth in
         Section 4.06(c).

                  "Company Notice" shall have the meaning set forth in Section 3.09(a).

                  "Company" shall have the meaning set forth in the preamble.

                  "Consolidated Net Worth" shall have the meaning set forth in
         Section 6.02.

                  "Continuing Directors" shall have the meaning set forth in
         Section 3.08(c).

                  "Conversion Price" shall have the meaning set forth in Section 4.06.

                  "Conversion Shares" shall have the meaning set forth in
         Section 4.01.


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                  "Custodian" means State Street Bank and Trust Company, as
         custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company as the Depositary with respect to the Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this First Supplemental Indenture or the Indenture, and thereafter, "Depositary" shall mean or include such successor.

                  "Distribution Date" shall have the meaning set forth in
         Section 4.06(c).

                  "Event of Default" shall have the meaning set forth in Section 7.01.

                  "First Supplemental Indenture" shall have the meaning set forth in the preamble.

                  "Global Note" shall have the meaning set forth in Section 2.05(a).

                  "Group" shall have the meaning set forth in Section 3.08(c).

                  "Indenture" shall have the meaning set forth in the preamble.

                  "junior securities" shall have the meaning set forth in
         Section 5.14.

                  "Market Capitalization" means an amount determined by multiplying the number of shares of Common Stock outstanding on the applicable date by the current market price of the Common Stock (determined as provided in Section 4.6(e)) as of such date.

                  "Notes" shall have the meaning set forth in the preamble.

                  "Optional Redemption" shall have the meaning set forth in
         Section 3.01.

                  "Payment Blockage Period" shall have the meaning set forth in
         Section 5.05.

                  "Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness.

                  "Payment of the Notes" shall have the meaning set forth in
         Section 5.05.

                  "Purchase Option" means the option to purchase up to $26,250,000 in aggregate principal amount of Notes granted by the Company to the Underwriters pursuant to the Underwriting Agreement.

                  "Redemption Price" shall have the meaning set forth in Section 3.01.


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                  "Representative" means the indenture trustee or other trustee, agent or representative for any class of Senior Indebtedness.

                  "Repurchase Date" shall have the meaning set forth in Section 3.08(a).

                  "Repurchase Notice" shall have the meaning set forth in
         Section 3.09(b).

                  "Repurchase Price" shall have the meaning set forth in Section 3.08(a).

                  "Rights" shall have the meaning set forth in Section 4.06(c).

                  "Securities" shall have the meaning set forth in the preamble.

                  "Senior Agent" means, on any date, the Representative of the class of Senior Indebtedness having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) then outstanding.

                  "Senior Indebtedness" means the following, whether outstanding upon issuance of the Notes or thereafter incurred or created: (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of all indebtedness or obligations of the Company to any Person for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement; (b) commitment or standby fees due and payable to lending institutions with respect to credit facilities available to the Company; (c) all noncontingent obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance, or similar credit transaction, (ii) under interest rate swaps, caps, collars, options, and similar arrangements, and (iii) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract, or other foreign currency hedge;
         (d) all obligations of the Company for the payment of money relating to capitalized lease obligations; (e) any liabilities of others described in the preceding clauses that the Company has guaranteed or which are otherwise its legal liability; and (f) renewals, extensions, refundings, refinancings, restructurings, amendments, and modifications of any such indebtedness or guarantee; other than any indebtedness or other obligation of the Company that by its terms is not superior in right of payment to the Notes.

                  "Trading Days" shall have the meaning set forth in Section 4.06(e).

                  "Trigger Event" shall have the meaning set forth in Section 4.06(f).

                  "Trustee" shall have the meaning set forth in the preamble.

                  "Underwriters" means Deutsche Banc Alex. Brown, U.S. Bancorp Piper Jaffray, and Dain Rauscher Wessels.


                                       4
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                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.       DESIGNATION, FORM AND DATING.

         (a) The Notes shall be designated as the "[____]% Convertible Subordinated Notes Due 2005." Other than as provided in Section 2.05, the Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form of EXHIBIT A attached hereto, which is incorporated in and made part of this First Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to the terms and provisions of the Notes and to be bound thereby. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or any trading system in which the Notes may be admitted, or to conform to usage. Each Note shall be dated the date of its authentication.

SECTION 2.02.       EXECUTION AND AUTHENTICATION.

         The Trustee shall authenticate and make available for delivery Notes for original issue in the initial aggregate principal amount of up to $175,000,000, upon a Company Order. The Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Upon the exercise of the Purchase Option by the Underwriters, additional Notes in the aggregate principal amount of up to $26,250,000 shall be executed by the Company in the aforementioned manner and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order. [The aggregate principal amount of Notes outstanding under this First Supplemental Indenture at any time may not exceed $201,250,000, except as provided in Section 2.07 of the Indenture.]

         The Trustee shall act as the initial authenticating agent.

         The Notes shall be issuable only in registered form without coupons only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.       REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.02 of this First Supplemental Indenture and Article 8 of the Indenture), Registrar or Conversion Agent.

         The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes.


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SECTION 2.04.       PAYING AGENT TO HOLD MONEY IN TRUST.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of and premium, if any, or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04, that such Paying Agent will, subject to Section 5.07:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, and premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on written request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper selected by the Company and published in the English language, customarily published on each Business Day and of general circulation in Boston, Massachusetts, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 2.05.       TRANSFER AND EXCHANGE.

         (a) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes will be represented by a Note in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"). The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this First Supplemental Indenture and the procedures of the


                                       6
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Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of the Global Note as set forth on the face of the Note to reflect any such transfers. Except as provided below, beneficial owners of the Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Notes in global form.

         (b) Notwithstanding any other provisions of this First Supplemental Indenture, the Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

                  If at any time the Depositary for the Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, the Company may appoint a successor Depositary with respect to such Global Note. If a successor Depositary is not appointed by the Company within ninety
(90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note.

                  Notes in certificated form issued in exchange for all or a part of the Global Note pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the persons in whose names such Notes in certificated form are so registered.

                  At such time as all interests in the Global Note have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in the Global Note is redeemed, converted, repurchased or canceled, the principal amount of the Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.


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

         (c) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this First Supplemental Indenture and/or applicable United States Federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.06.       TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                                  ARTICLE THREE

                            REDEMPTION AND REPURCHASE

SECTION 3.01.       COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

         At any time on or after October 16, 2003, and prior to maturity, if the closing price of the Common Stock shall have exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in the consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of a notice of redemption pursuant to Section 3.04, the Company may, at its option (an "Optional Redemption"), redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.04, and at the applicable optional redemption price set forth in paragraph 5 of the form of Note attached as EXHIBIT A hereto, together with accrued interest to, but excluding, the date fixed for redemption (the "Redemption Price").


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

SECTION 3.02.       ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee at least 60 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Notes to be redeemed. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

SECTION 3.03.       SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Notes to be redeemed by lot, pro rata or by another method the Trustee considers fair and appropriate; provided that such method is not prohibited by any stock exchange or market on which the Notes are then listed. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.04.       NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's address as it appears on the Registrar's books.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)      the redemption date;

         (b)      the Redemption Price;

         (c)      the then current conversion price;

         (d)      the name and address of the Paying Agent and the Conversion
                  Agent;

         (e) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

         (f) that the Notes called for redemption may be converted at any time before the close of business on the third Business Day immediately preceding the redemption date;

         (g) that Holders who wish to convert Notes must satisfy the requirements in paragraph 8 of the Notes;


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

         (h) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

         (i) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon presentation and surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued; and

         (j) subject to Section 2.14 of the Indenture, the CUSIP number of the Notes called for redemption.

         At the Company's written request delivered at least 10 days prior to the date of the mailing of the notice of redemption, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE.

         If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any predecessor security to receive interest) be paid to the Company as soon as practicable upon written request by the Company or, if then held by the Company, shall be released from such trust.

SECTION 3.06.       NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to (but not including) the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

         If the Company shall fail to deposit the Redemption Price with the Trustee and any security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear and accrue interest from the Redemption Date at the rate borne by the Note.

SECTION 3.07.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Notes, together with interest accrued to the Redemption Date. Notwithstanding anything to the contrary contained in this Article 3 or in
Article 3 of the Indenture, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to, but excluding, the Redemption Date shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which shall be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof, may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this First Supplemental Indenture or in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this First Supplemental Indenture or in the Indenture. Nothing in the preceding sentence shall be deemed to limit the rights and protections afforded to the Trustee in Article 7 of the Indenture, including, but not limited to, the right to the indemnification pursuant to Section 7.07 of the Indenture.

SECTION 3.08.       REPURCHASE OF NOTES AT OPTION OF THE HOLDER UPON CHANGE IN
                    CONTROL.

         (a) If at any time that Notes remain outstanding there shall have occurred a Change in Control (as hereinafter defined), Notes shall be repurchased by the Company at the option of the Holder thereof, at a purchase price (the "Repurchase Price") equal to the principal amount thereof plus accrued interest up to and including the Repurchase Date (as hereinafter defined), on the date (the "Repurchase Date") fixed by the Company that is not less than 45 days nor more than 60 days after the date of the Company Notice (as hereinafter defined), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(b). At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3.08(b), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price.

         Whenever in this First Supplemental Indenture there is a reference to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this First Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this First Supplemental Indenture when such express mention is not made.

         Any rights of Holders, contractual or otherwise, arising under or pursuant to any offer to repurchase Notes made by the Company under this Section
3.08 shall be subordinated in right of payment to all Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness under the provisions of Article 5 and such offer to repurchase shall provide that, if at the time the Notes are required to be repurchased pursuant to such offer, payment of the Notes is not permitted pursuant to the provisions of Article 5, the Company shall use its best efforts to obtain all necessary waivers from, or to repay in full, the holders of Senior Indebtedness in order to permit such repurchase. Notwithstanding the foregoing, any failure by the Company to comply with this Section 3.08 to offer to repurchase, or to repurchase, the Notes shall be a default in the performance by the Company hereunder.

         (b) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 3.08(a) if:

                  (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 3.08(a) and this Section 3.08(b), the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

                  (2) The shares of Common Stock to be issued upon repurchase of Notes hereunder

                           (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date, and

                           (ii) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date;

                  (3) The shares of Common Stock to be issued upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date; and

                  (4) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

If all of the conditions set forth in this Section 3.08(b) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

         (c)      For purposes of this Section 3.08,

                  (1) a "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occur:

                           (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group");

                           (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the applicable indenture); or

                           (iii) any person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company's issued and outstanding voting stock or of any successor to all or substantially all of the Company's assets; or

                           (iv) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors.

                  (2) "Beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of this Indenture, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  (3) "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on the Nasdaq National Market or,
                           (ii) if the Common Stock is not listed on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any Nasdaq National Market member firm selected from time to time by the Company for that purpose.

                  (4) "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Notes or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

SECTION 3.09.       NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT.

         (a) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice (the "Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include the form of a Repurchase Notice (as defined below) to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (2) the date by which the Repurchase Notice pursuant to this Section 3.09 must be given;

                  (3)      the Repurchase Date;

                  (4) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

                  (5) briefly, the conversion rights of the Notes including, without limitation, the current Conversion Price and any adjustments thereto;

                  (6) the name and address of the Paying Agent and the Conversion Agent;

                  (7) whether the holders of Senior Indebtedness will permit the payment of the Repurchase Price;

                  (8) that Notes as to which a Repurchase Notice has been given may be converted into Common Stock only to the extent that the Repurchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture and the Indenture;

                  (9) the procedures that the Holder must follow to exercise rights under Section 3.08;

                  (10) the procedures for withdrawing a Repurchase Notice, including a form of notice of withdrawal;

                  (11) that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes; and

                  (12) the CUSIP number of the Notes as to which a Repurchase Notice has been given.

         (b) A Holder may exercise its rights specified in Section 3.08 upon delivery of a written notice of the exercise of such rights (a "Repurchase Notice") to the Paying Agent at any time prior to 5:00 p.m. (eastern time) on the third Business Day prior to the Repurchase Date, stating:

                  (1) the certificate number of each Note that the Holder will deliver to be repurchased,

                  (2) the portion of the principal amount of each Note that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

                  (3) that such Note shall be repurchased pursuant to the terms and conditions specified in this First Supplemental Indenture; and

                  (4) in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued.

         The delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such Repurchase Price shall be so paid pursuant to Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

         The Company shall repurchase from the Holder thereof, pursuant to
Section 3.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Note pursuant to Sections
3.08 through 3.14 also apply to the repurchase of such portion of such Note.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 3.09(b) shall have the right to withdraw such Repurchase Notice in whole or in a portion thereof that is $1,000 or an integral multiple thereof at any time prior to 5:00 p.m. (eastern time) on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

SECTION 3.10.       EFFECT OF REPURCHASE NOTICE.

         Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 3.09(b), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder promptly following the later of (i) the Repurchase Date with respect to such Note (provided the conditions in Section 3.09(b) have been satisfied) and (ii) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.09(b). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder, with such Holder's signature guaranteed in a manner satisfactory to the Paying Agent, to the office of the Paying Agent at any time prior to 5:00 p.m. (eastern time) on the Business Day prior to the Repurchase Date to which it relates, specifying:

         (a) the certificate number of each Note in respect of which such notice of withdrawal is being submitted;

         (b) the principal amount of the Note or portion thereof with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice and that has been or will be delivered for repurchase by the Company.

SECTION 3.11.       DEPOSIT OF REPURCHASE PRICE.

         On or before the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money or a number of shares of Common Stock, as provided herein, sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of such Repurchase Date or, if shares of Common Stock are to be paid, as promptly as practicable after the Repurchase Date. The manner in which the deposit required by this Section 3.11 is made by the Company shall be at the option of the Company; PROVIDED that such deposit shall be made in a manner such that the Trustee or the

Paying Agent shall have immediately available funds on the Repurchase Date; PROVIDED FURTHER, that if such payment is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., eastern time, on such date.

         If the Paying Agent holds, in accordance with the terms hereof, money or shares of Common Stock, as applicable, sufficient to pay the Repurchase Price of any Note tendered for repurchase on the Business Day prior to the Repurchase Date, then, on and after the Repurchase Date, such Note will cease to be outstanding and interest on such Note will cease to accrue and will be deemed paid, whether or not such Note is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Note).

         Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

         No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the first day (which is not a Legal Holiday) immediately preceding the Repurchase Date.

         Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

SECTION 3.12.       NOTES REPURCHASED IN PART.

         Any Note that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, or such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

SECTION 3.13.       COMPLIANCE WITH SECURITIES LAWS UPON REPURCHASE OF NOTES.

         In connection with any offer to repurchase or repurchase of Notes under
Section 3.08 hereof (PROVIDED that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.14 to be exercised in the time and in the manner specified therein.

SECTION 3.14.       REPAYMENT TO THE COMPANY.

         Subject to the provisions of Section 5.7, to the extent that the aggregate amount of cash or the number of shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Repurchase Price of the Notes or portions thereof to be repurchased, then, promptly after the Business Day following the Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                  ARTICLE FOUR

                                   CONVERSION

SECTION 4.01.       CONVERSION PRIVILEGE.

         At any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on [______________], 2005, a Holder of a Note may convert such Note into Common Stock (the shares of Common Stock issuable upon such conversion, the "Conversion Shares"), at the conversion price then in effect, together with those rights specified in Section
4.06 hereof; PROVIDED that, if such Note is called for redemption pursuant to
Article 3, such conversion right shall terminate at the close of business on the third Business Day before the redemption date for such Note (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured and such Note is redeemed). The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the conversion price in effect on the conversion date. The initial conversion price is set forth in paragraph 8 of the Notes and is subject to adjustment as provided in this Article 4.

         A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this First Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

         A Note in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 3.09(b) exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such Repurchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior 5:00 p.m. (eastern time) on the Repurchase Date in accordance with Section 3.10.

         A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes into Common Stock and, upon such conversion, only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 4.

SECTION 4.02.       CONVERSION PROCEDURE.

         To convert a Note, a Holder must:

         (1) complete and manually sign the conversion notice on the back of the Note and deliver such notice to the Conversion Agent,

         (2)      surrender the Note to the Conversion Agent,

         (3) furnish appropriate endorsements and transfer documents to the Registrar or the Conversion Agent,

         (4) pay any transfer or other tax, if required by Section 4.04, and

         (5) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs.

         The date on which the Holder satisfies all of the foregoing requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.05.

         The person in whose name the certificate is registered shall be deemed to be a stockholder of record on the conversion date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, FURTHER, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

         No payment or adjustment will be made for accrued interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note, but if any Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Note on such record date. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Conversion Agent in an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Note, the Note shall not be converted; PROVIDED, HOWEVER, that no such check or draft shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

         Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

SECTION 4.03.       ADJUSTMENTS BELOW PAR VALUE.

         Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

SECTION 4.04.       TAXES ON CONVERSION.

         If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 4.05.       COMPANY TO PROVIDE STOCK.

         The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment thereof in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the Closing Price (as defined in Section 4.06(e))on the first day (which is not a Legal Holiday) immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

         The Company covenants that all shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 4.06.       ADJUSTMENT OF CONVERSION PRICE.

         The conversion price (the "Conversion Price") shall be that price set forth in paragraph 8 of the form of Note attached hereto as EXHIBIT A and shall be adjusted from time to time by the Company as follows:

         (a)      In case the Company shall

                  (1) pay a dividend or other distribution in shares of Common Stock to holders of Common Stock,

                  (2) subdivide its outstanding Common Stock into a greater number of shares,

                  (3) combine its outstanding Common Stock into a smaller number of shares, or

                  (4)      reclassify its outstanding Common Stock,

the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights, warrants or options to all or substantially all holders of its Common Stock, entitling them (for a period commencing no earlier than the record date described below and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (e) below), at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness, cash, other securities or other assets, or shall distribute to all or substantially all holders of its Common Stock rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) those rights, warrants and options referred to in subsection (b) above; (ii) those dividends, distributions, subdivisions and combinations referred to in subsection (a) above; and (iii) dividends and distributions paid in cash in an aggregate amount that, combined together with (A) all other such cash distributions made within the preceding 12 months in respect of which no adjustment has been made under this Section 4.06 and (B) the fair market value of consideration payable in respect of any repurchases (including by way of tender offers) by the Company or any of its Subsidiaries or Affiliates, or any employee benefit plan for the benefit of employees of the Company or any of its Subsidiaries or Affiliates (a "Company Benefit Plan"), of Common Stock concluded within the preceding 12 months, in each case in respect of which no adjustment has been made under this Section 4.06, does not exceed 10% of Market Capitalization as of the record date for such distribution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable to one share of Common Stock, and of which the denominator shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights, warrants or options (other than those referred to in subsection (b) above) ("Rights") PRO RATA to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of Rights to be determined as follows: (x) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (y) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of, and applicable to, the Rights. If the Company implements a new stockholder rights plan, the Company agrees that such rights plan will provide that upon conversion of the Notes, the Holders holding Common Stock issued upon conversion shall receive the rights issued under such plan, whether or not such rights have separated from the Common Stock at the time of such conversion. If the rights under such new plan have become separated from the Common Stock prior to the conversion of a Note, the Holders holding Common Stock issued upon conversion shall receive the Rights that they would have received if the Note had been converted immediately prior to the separation of the Rights.

         (d) In case the Company or any of its Subsidiaries or any Company Benefit Plan shall repurchase (including by way of tender offer) shares of Common Stock, and the fair market value of the sum of (i) the aggregate consideration paid for such Common Stock, (ii) the aggregate fair market value of cash dividends and distributions of the type described in clause

(iii) of the preceding paragraph (c) paid within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 4.06 previously has been made, and
(iii) the aggregate fair market value of any amounts previously paid for the repurchase of Common Stock of a type described in this paragraph (d) within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 4.6 previously has been made, exceeds 10% of Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the date of such repurchase, less the quotient obtained by dividing the Aggregate Market Premium involved in such repurchase (as defined hereinafter) by the difference between the number of shares of Common Stock outstanding before such repurchase and the number of shares of Common Stock the subject of such repurchase, and of which the denominator shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the date of such repurchase. Such adjustment shall become effective immediately after the date of such repurchase. For purposes of this subsection (d), the "Aggregate Market Premium" is the excess, if any, of the aggregate repurchase price paid for all such Common Stock over the aggregate current market value per share (as defined in subsection (e) below) of all such repurchased stock, determined with respect to each share involved in each such repurchase as of the date of repurchase with respect to such share.

         (e) For the purpose of any computation under subsections (b), (c) and
(d) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The Closing Price for each day shall be (i) the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed, if the Common Stock is listed or admitted for trading on any national securities exchange, (ii) the last reported sale price of Common Stock on The Nasdaq Stock Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the Closing Price shall be determined in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause
(ii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on The Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

         (f) Rights, warrants or options distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events ("Trigger Event"):

                  (1) are deemed to be transferred with such shares of Common Stock,

                  (2)      are not exercisable, and

                  (3) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of this Section 4.06 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights, warrants or options, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section 4.06, (1) in the case of any such rights, warrants or options which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights, warrants or options all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

         (g) In any case in which this Section 4.06 shall require that an adjustment be made immediately following a record date established for purposes of Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the

Trustee of the certificate described in Section 4.10) issuing to the holder of any Note converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 4.07.       NO ADJUSTMENT.

         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 4.08.       EQUIVALENT ADJUSTMENTS.

         In the event that, as a result of an adjustment made pursuant to
Section 4.06 above, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article 4.

SECTION 4.09.       ADJUSTMENT FOR TAX PURPOSES.

         The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.10.       NOTICE OF ADJUSTMENT.

         Whenever the Conversion Price is adjusted, or Noteholders become entitled to other Notes or due bills, the Company shall promptly mail to Noteholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 4.11.       NOTICE OF CERTAIN TRANSACTIONS.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the list provided for in Section 2.5 of the Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 4.12. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

         If any of the following shall occur, namely:

         (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

         (b) any consolidation, combination or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

         (c) any sale or conveyance of all or substantially all of the property or business of the Company,

then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. The foregoing, however, shall not in any way affect the right a holder of a Note may otherwise have, pursuant to clause (2) of the last sentence of subsection (c) of
Section 4.06, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Notes may be made pursuant to Section 4.06 shall not be deemed to be a sale or conveyance of all or substantially all of the property or business of the Company for purposes of this Section 4.12.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this First Supplemental Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

SECTION 4.13.       TRUSTEE'S DISCLAIMER.

         The Trustee has no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 4.13 as the Trustee.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

SECTION 4.14.       VOLUNTARY REDUCTION.

         The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; PROVIDED that in no event may the Conversion Price be less than the par value of a share of Common Stock.

                                  ARTICLE FIVE

                                  SUBORDINATION

SECTION 5.01.       NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

         The Company covenants and agrees, and each holder of Notes by his acceptance thereof likewise covenants and agrees, that all Notes are subject to the provisions of this Article 5; and each Person holding any Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         Each Holder of Notes authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders of Notes and the Holders of

Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

         The payment of the principal of, premium, if any, and interest on and any other payment due pursuant to this First Supplemental Indenture or any Notes issued under the First Supplemental Indenture (including, without limitation, the payment or deposit of the Redemption Price or Repurchase Price pursuant to
Article 3 and any deposit pursuant to Section 6.02) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter created, incurred, assumed or guaranteed.

SECTION 5.02. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC., OF THE COMPANY.

         Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets and liabilities of the Company, or otherwise), then in such event:

         (a) all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Notes (as defined in Section 5.05) is made;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Notes) (other than Reorganization Notes), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Notes, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 5.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Notes), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 5.06 and 5.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

         The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to the provisions of Sections 7.01 and 7.02 of the Indenture, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5; PROVIDED that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article.

SECTION 5.03. NOTEHOLDERS TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the prior payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 5.04.       OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article 5 or elsewhere in this First Supplemental Indenture or in any Note is intended to or shall impair the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of

Default under this First Supplemental Indenture or the Indenture, subject to the provisions of Article 6 of the Indenture, and the rights, if any, under this
Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

SECTION 5.05. COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.

         Upon the occurrence of a Payment Default on Senior Indebtedness, unless and until the amount of such Senior Indebtedness then due shall have been paid in full, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of, premium, if any, or interest on the Notes or any other amount due pursuant to this First Supplemental Indenture or any Notes or make any deposit pursuant to Article 3 or Section 6.02 or
Section 8.01 of the Indenture and shall not repurchase, redeem or otherwise retire any Notes (other than a repurchase of Notes with shares of Common Stock pursuant to the provisions of Section 3.08) (collectively, "Payment of the Notes").

         Unless Section 5.02 shall be applicable, upon (1) the occurrence of a default on Senior Indebtedness (other than a Payment Default) that occurs and is continuing that permits the holders of such Senior Indebtedness (or their Representative or Representatives) to accelerate its maturity and (2) receipt by the Company and the Trustee from the Senior Agent of written notice of such occurrence and the imposition of a Payment Blockage Period hereunder, then the Company shall not make any Payment of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt by the Company or the Trustee of such notice from the Senior Agent and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 5.05) (x) the date 179 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Agent, after which, in case of clause
(x), (y) or (z), as the case may be, the Company shall resume making any and all required payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

         In the event that, notwithstanding the foregoing provisions of this
Section 5.05, any Payment of the Notes shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 5.05, then, unless and until the amount of Senior Indebtedness then due, as to which a default shall have occurred, shall have been paid in full, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 5.06 and 5.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior

Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 5.06.       NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 5 or any other provision of this First Supplemental Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02 of the Indenture, shall be entitled to assume conclusively that no such facts exist.

         The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 5.07.       APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

         Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Section 6.02 of this First Supplemental Indenture and
Section 8.01 of the Indenture and not in violation of this Article 5 shall be for the sole benefit of Noteholders and shall thereafter not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Notes shall be subject to the provisions of Sections 5.01, 5.02, 5.03 and 5.05; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Note), a Trust Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 5.06, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date. This Section 5.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this First Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this First Supplemental Indenture or the Holders. No amendment of this Article 5 or any defined terms used herein or any other Sections referred to in this Article 5 which adversely affects the rights hereunder of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

SECTION 5.09.       TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each holder of a Note by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 5.10.       RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

         The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this First Supplemental Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 5 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

SECTION 5.11.       ARTICLE 5 NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a Payment of the Notes by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 7.01 of this First Supplemental Indenture or under Section 6.01 of the Indenture.

SECTION 5.12.       NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.

         Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 5 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee.

SECTION 5.13.       ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 5.06, 5.10 and 5.12 shall not apply to the Company if it acts as Paying Agent.

SECTION 5.14.       CERTAIN CONVERSION DEEMED PAYMENT.

         For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, (2) the issuance and delivery of Common Stock upon repurchase of notes in accordance with Section 3.08 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on the Notes or on account of the purchase or other acquisition of Notes, and (3) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 4.

                                   ARTICLE SIX

                                    COVENANTS

SECTION 6.01.       PAYMENT OF NOTES.

         The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, Redemption Price, Repurchase Price and interest, in respect of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the registry books of the Company; PROVIDED that with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5 million, at the request of such holder in writing the Company shall pay interest on such holder's Notes by wire transfer in immediately available funds.

SECTION 6.02.       LIQUIDATION.

         Subject to the provisions of Article 5 of the Indenture, insofar as they may be applicable hereto, the Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates, or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 5 of the Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions to the holders of capital stock of the Company it will make provision for, the satisfaction of the Company's obligations hereunder and under the Notes as to the payment of principal and interest. The Company shall be deemed to have made provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Notes then outstanding to maturity and to pay all other sums payable by it hereunder, or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Notes and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form reasonably satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have Consolidated Net Worth (immediately after the acquisition) equal to not less than the Consolidated Net Worth of the Company (immediately preceding such acquisition), and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; PROVIDED, HOWEVER, that the Company shall not make any liquidating distribution to the holders of capital stock of the Company described in the first sentence of this
Section 6.02 until after the Company shall have certified to the Trustee with an Officers'

Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.02. For purposes of this Section 6.02, "Consolidated Net Worth" means, at any date of determination with respect to the Company, the total stockholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting any treasury stock) of the Company appearing on its most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles applied on a consistent basis.

SECTION 6.03.       NOTICE OF DEFAULTS.

         The Company will give notice to the Trustee, promptly, and in any event within five days, upon becoming aware thereof, of the existence of any Event of Default or an event which, with notice or the lapse of time or both would constitute an Event of Default hereunder.

SECTION 6.04.       CORPORATE EXISTENCE.

         Subject to Section 6.02, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); PROVIDED, HOWEVER, that the Company shall not be required to preserve any right if the Company shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.05.       FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture and the Indenture.

                                  ARTICLE SEVEN

                              DEFAULT AND REMEDIES

SECTION 7.01.       EVENTS OF DEFAULT.

         In addition to the events that constitute an Event of Default in
Section 6.01 of the Indenture, an "Event of Default" occurs if:

         (1) the Company fails to pay when due the principal of or interest on indebtedness for money borrowed by the Company or its subsidiaries in excess of $20.0 million, or the acceleration of that indebtedness that is not withdrawn within 15 days after the date of written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes.

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.       DISCHARGE.

         In addition to the obligations set forth in Section 8.01 of the Indenture, the Company's obligations in paragraphs 9 and 12 of the Notes shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in such paragraph 12 shall survive.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    NATURAL MICROSYSTEMS CORPORATION

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Trustee

                                    By: ________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                FORM OF SECURITY

                              [GLOBAL NOTE LEGEND:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NATURAL MICROSYSTEMS CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                           [FORM OF FACE OF SECURITY]

                        NATURAL MICROSYSTEMS CORPORATION

Number ______                                             CUSIP No.  ___________


                 [____]% Convertible Subordinated Note Due 2005

         Natural MicroSystems Corporation, a Delaware corporation, promises to pay to __________________ or registered assigns, the principal sum of ________________________ Dollars ($__________) on [_______________], 2005 and to
pay interest on the principal amount of this Note beginning the most recent date to which interest has been paid or, if no interest has been paid, beginning [____________], 2000 at the rate of [_____]% per annum. Interest Payment Dates:
[_____________] and [_____________] Record Dates: [_____________] and
[_____________]

         This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this [____]% Convertible Subordinated Note due 2005 to be signed by its duly authorized officers.

Dated: ___________________________         NATURAL MICROSYSTEMS CORPORATION

                                           By: _________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                               Name:
                                               Title:

Trustee's Certificate of
Authentication:

Dated: _____________________________

This is one of the Notes
referred to in the within mentioned

Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee

By: ___________________________________________
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                        NATURAL MICROSYSTEMS CORPORATION

                 [____]% Convertible Subordinated Note Due 2005

1.       INTEREST.

         Natural MicroSystems Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on [_____________] and [_____________] of each year, commencing [_____________],
2000. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [_____________], 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

         The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the [_____________] and [_____________] next preceding the interest payment date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

         Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.       INDENTURE; LIMITATIONS.

         This Note is one of a duly authorized issue of Notes of the Company designated as its [____]% Convertible Subordinated Notes Due 2005 (the "Notes"), issued under an Indenture dated as of [_____________], 2000 (the "Indenture") and a First Supplemental Indenture dated as of [_____________], 2000 (the "First Supplemental Indenture"), between the Company and the Trustee. The terms of this
Note include those stated in the First Supplemental Indenture and in the Indenture and those made part of the First Supplemental Indenture and the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the First Supplemental Indenture and the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the holder of this Note is referred to the First Supplemental Indenture and the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company initially limited to up to $175,000,000 aggregate principal amount plus an additional principal amount not exceeding $26,250,000 in the aggregate as may be issued upon the exercise by the Underwriters, in whole or in part, of the Purchase Option.

5.       OPTIONAL REDEMPTION.

                  At any time on and after October 16, 2003, and prior to maturity, if the closing price of the Common Stock shall have exceeded 130% of the conversion price then in effect for at least 20 trading days in the consecutive 30-trading day period ending on the trading day prior to the date of mailing of a notice of optional redemption, the Company may, at its option, redeem all or any part of the Notes, upon mailing a notice of such redemption not less than thirty (30) days before the date fixed for redemption to the holders of Notes, at the following optional redemption prices (expressed as percentages of the principal amount):

         If redeemed during the period beginning October 16, 2003 and ending on October 14, 2004, at a redemption price of [___]%, and if redeemed during the period beginning October 15, 2004 and ending on October 15, 2005, at a redemption price of [___]%, together in the case of any such redemption with accrued interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the First Supplemental Indenture and the Indenture.

6.       NOTICE OF REDEMPTION.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7.       REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

         If at any time that Notes remain outstanding there shall have occurred a Change in Control (as defined in the First Supplemental Indenture and in the Indenture), at the option of the Holder and subject to the terms and conditions of the First Supplemental Indenture and the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the First Supplemental Indenture and the Indenture. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3.08(b) of the First

Supplemental Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price.

8.       CONVERSION.

         At any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on [_________________], 2005, a Holder of a Note may convert such Note into shares of Common Stock of the Company; PROVIDED, HOWEVER, that if the Note is called for redemption, the conversion right will terminate at the close of business on the third Business Day before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such
Note is redeemed). The initial conversion price is [$________________] per share, subject to adjustment under certain circumstances as described in the First Supplemental Indenture and the Indenture. The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the First Supplemental Indenture and the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

         To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, if certificated, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted; PROVIDED, HOWEVER, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if the Repurchase Notice is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       SUBORDINATION.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the First Supplemental Indenture and the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the First

Supplemental Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the First Supplemental Indenture and the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.      DENOMINATIONS, TRANSFER, EXCHANGE.

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the First Supplemental Indenture and the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the First Supplemental Indenture and the Indenture.

         [Global Note Insert:

         The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced to reflect conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions or redemptions of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, PROVIDED that appropriate notations on the Global Note Transfer Schedule are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.]

11.      PERSONS DEEMED OWNERS.

         The registered holder of a Note may be treated as the owner of it for all purposes.

12.      UNCLAIMED MONEY.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.      AMENDMENT, SUPPLEMENT, WAIVER.

         Subject to certain exceptions, the First Supplemental Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the First Supplemental Indenture, the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.      SUCCESSOR CORPORATION.

         When a successor corporation assumes all the obligations of its predecessor under the Notes, the First Supplemental Indenture and the Indenture, the predecessor corporation will be released from those obligations.

15.      DEFAULTS AND REMEDIES.

         An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes when due; failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the First Supplemental Indenture, the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of such acceleration; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its subsidiaries, all as and to the extent provided in the First Supplemental Indenture and the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the First Supplemental Indenture and the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the First Supplemental Indenture and the Indenture. Holders may not enforce the First Supplemental Indenture, the Indenture or the Notes except as provided in the First Supplemental Indenture and the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the First Supplemental Indenture, the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

         State Street Bank and Trust Company, the Trustee under the First Supplemental Indenture and the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the First Supplemental Indenture and the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.      DISCHARGE PRIOR TO MATURITY.

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the First Supplemental Indenture and the Indenture, the Company will be discharged from the First Supplemental Indenture and the Indenture except for certain Sections thereof.

19.      AUTHENTICATION.

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.      ABBREVIATIONS AND DEFINITIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the First Supplemental Indenture or in the Indenture and are used herein as so defined.

21.      INDENTURE TO CONTROL.

         In the case of any conflict between the provisions of this Note and the First Supplemental Indenture and the Indenture, the provisions of the First Supplemental Indenture and the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the First Supplemental Indenture and the Indenture. Requests may be made to: Natural MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Chief Financial Officer.

                                 TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the [____]% Convertible Subordinated Notes Due 2005 of Natural MicroSystems Corporation, a Delaware corporation, held by ______________________________ (the "Transferor").

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
                (Sign exactly as your name appears on the other side of this Convertible Note)

         Date: _________________________________________________________________

         Signature Guarantee:(1) _______________________________________________


_________
(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                CONVERSION NOTICE

To Natural MicroSystems Corporation:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of Natural MicroSystems Corporation in accordance with the terms of the First Supplemental Indenture and the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

/ / Convert whole                       / / Convert in part
                                            Amount of Note to be converted
                                            ($1,000 or integral multiples
                                            thereof):

                                            $___________________________


                                        ________________________________________
                                        Signature (sign exactly as name
                                        appears on the other side of this Note)


                                        ________________________________________
                                        Signature Guarantee:(2)
___________
(2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

If you want the stock certificate made out in another person's name, complete the following for such person:

______________________________________________________
Name

______________________________________________________
Social Security or Taxpayer Identification Number

______________________________________________________
Street Address

______________________________________________________
City, State and Zip Code

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.08 of the First Supplemental Indenture, check the box:

         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.08 of the First Supplemental Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $____________________

Dated: ________________________________  _______________________________________
                                         Signature (sign exactly as name appears
                                         on the other side of this Note)

_______________________________________
Signature Guarantee:(3)

_____________
(3) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                            [Schedule A to Exhibit A

                          GLOBAL NOTE TRANSFER SCHEDULE

                   Changes to Principal Amount of Global Note

===================================================================================================================
     Date          Principal Amount of Notes by       Remaining Principal Amount of this     Authorized Signature
                  which this Global Note Is to Be                 Global Note               of officer of Trustee
                 Reduced and Reason for Reduction            (following decrease)             or Note Custodian
-------------------------------------------------------------------------------------------------------------------


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===================================================================================================================

Schedule to be maintained by Depositary in cooperation with Trustee.]